UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 18, 2010

Dominion Resources, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Virginia (State or other jurisdiction of incorporation)	001-08489 (Commission File Number)	54-1229715 (IRS Employer Identification No.)

120 Tredegar Street Richmond, Virginia (Address of Principal Executive Offices)	23219 (Zip Code)

Registrant’s Telephone Number, Including Area Code (804) 819-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 19, 2010, Dominion Resources, Inc., (Dominion or the Company) entered into a supplemental retirement agreement with Mark F. McGettrick, Executive Vice President and Chief Financial Officer, to restate and clarify the terms of a supplemental retirement agreement dated April 22, 2005.  Mr. McGettrick will earn a lifetime benefit under the New Executive Supplemental Retirement Plan if he remains employed as an officer of the Company until November 14, 2012. As consideration for this benefit, Mr. McGettrick has agreed not to compete with Dominion for a two-year period following retirement. This agreement ensures that his knowledge and services will not be available to competitors for two years following his retirement date.

This description of the supplemental retirement agreement is a summary only and is qualified by reference to the Agreement, which is filed as Exhibit 10.1.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In 2001, in connection with the formation of a former telecommunications subsidiary, Dominion established and issued Series A Preferred Stock.  Subsequently in 2004, the outstanding shares of the Series A Preferred Stock were retired.  As such, the Articles of Amendment establishing the Series A Preferred Stock are now obsolete and are no longer required. Effective May 18, 2010, the Board of Directors of the Company approved the removal of the Articles of Amendment to Dominion’s Articles of Incorporation that established its Series A Preferred Stock.

In connection with Dominion’s Annual Meeting of Shareholders that was held on May 18, 2010, shareholders approved the amendments to Dominion’s Articles of Incorporation and Bylaws as presented in its 2010 Definitive Proxy Statement on Schedule 14A filed on April 1, 2010 (the Proxy).  The voting results of each amendment presented for shareholder approval are included in Item 5.07 of this Form 8-K.

The text of the foregoing amendments to Dominion’s Articles of Incorporation and Bylaws is included in the Amended and Restated Articles of Incorporation and Amended and Restated Bylaws which are filed herewith as Exhibits 3.1 and 3.2.

Item 5.07.  Submission of Matters to a Vote of Security Holders

Our Annual Meeting of Shareholders was held on May 18, 2010.  Results of items presented for voting are listed below.

All director nominees were elected to the Board of Directors for a one-year term or until next year’s annual meeting. The votes were as follows:

Nominee	Votes For	Votes Against	Votes Abstained	Broker Non-vote

William P. Barr	409,057,393	2,922,235	1,934,646	79,714,907
Peter W. Brown	407,821,041	4,212,423	1,880,810	79,714,907
George A. Davidson, Jr.	408,135,536	3,887,079	1,891,659	79,714,907
Thomas F. Farrell II	400,973,533	11,080,154	1,860,587	79,714,907
John W. Harris	404,652,581	7,361,583	1,900,110	79,714,907
Robert S. Jepson, Jr.	408,520,307	3,522,702	1,871,265	79,714,907
Mark J. Kington	408,718,758	3,262,639	1,932,877	79,714,907
Margaret A. McKenna	408,359,630	3,647,506	1,907,138	79,714,907
Frank S. Royal	404,906,688	6,985,369	2,022,217	79,714,907
Robert H. Spilman, Jr.	389,035,495	22,882,194	1,996,585	79,714,907
David A. Wollard	406,593,006	5,316,006	2,005,262	79,714,907

The appointment of Deloitte & Touche LLP as our independent auditors for 2010 was ratified by shareholders as follows:

Votes For	Votes Against	Votes Abstained
486,963,429	4,714,112	1,951,640

Shareholders approved Item 3 of the Proxy providing for an amendment to Article V of the Articles of Incorporation related to voting provisions.  The vote was as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Vote
480,341,955	8,070,852	5,216,374	0

Shareholders approved Item 4 of the Proxy providing for an amendment to Article XXXII of the Bylaws related to voting provisions.  The vote was as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Vote
480,057,453	8,232,687	5,339,041	0

Shareholders approved Item 5 of the Proxy providing for an amendment to Article V of the Articles of Incorporation related to setting the size of the board of directors.  The vote was as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Vote
480,370,698	8,470,853	4,787,630	0

Shareholders approved Item 6 of the Proxy providing for an amendment to Article V of the Articles of Incorporation related to removal of a director for cause.  The vote was as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Vote
483,282,823	6,080,768	4,265,590	0

Shareholders approved Item 7 of the Proxy providing for an amendment to Article III of the Articles of Incorporation related to clarification of certain shareholder meeting provisions.  The vote was as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Vote
482,245,000	6,359,259	4,814,057	210,865

A shareholder proposal requesting the Company to set and pursue a Company goal to achieve 20% renewable electricity energy generation by 2022 was not approved.  The vote was as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Vote
18,899,749	316,250,154	78,764,371	79,714,907

A shareholder proposal urging the Board to reject plans to construct a new nuclear reactor at North Anna power station was not approved.  The vote was as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Vote
10,163,603	321,826,523	81,924,148	79,714,907

A shareholder proposal regarding an advisory vote on executive compensation was not approved.  The vote was as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Vote
170,929,874	237,942,879	5,036,795	79,719,633

Item 9.01 Financial Statements and Exhibits.

Exhibits:

3.1	Articles of Incorporation, as amended and restated effective May 20, 2010
3.2	Bylaws, as amended and restated, effective May 18, 2010
10.1	Supplemental retirement agreement dated May 19, 2010 between Dominion and Mark F. McGettrick

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION RESOURCES, INC. Registrant

/s/Carter M. Reid
Carter M. Reid Vice President – Governance and Corporate Secretary

Date:  May 20, 2010